[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
Exhibit 10.8
May 17, 2010
To:
Israel Discount Bank Ltd.
Re.: Credit Facility Deed

Whereas:	We, the undersigned, Gazit-Globe Ltd., company number 52-003323-4, have requested and/or will request from Israel Discount Bank Ltd. (hereinafter — “the Bank”) to grant to us on our account [***] at the Main Tel-Aviv branch (10) of the Bank a Credit Facility in the amount of USD 147 million (one hundred and forty seven million US dollars) (hereinafter — “the Credit Facility”) for the period ending on April 30, 2013 (hereinafter — “the Credit Period” and “the End of the Utilization Period”, respectively), for the purpose of receiving loans and various other banking services in foreign currency and/or in shekels, as detailed and in accordance with the terms of the facility deed, as was signed on March 25, 2009, and revised and expressed anew on the date shown at the head of this facility deed (hereinafter — “this Facility Deed” or “this Deed”);

And Whereas:	The Bank has conditioned its response to our request, inter alia, on our signing this Facility Deed;
Accordingly, it is hereby declared, confirmed and undertaken with the Bank as follows:

1.	General
1.1.	The prelude to this Facility Deed is an integral part thereof.

1.2.	The Documents of General Terms (as defined in clause 4 below) constitute an integral part of this Facility Deed (the Documents of General Terms and this Facility Deed, collectively, hereinafter — “the Facility Deed”).
2.	Definitions
2.1.	In this Deed the following terms will have the meanings attributed to them below:
2.1.1.	“The Company” — Gazit-Globe Ltd., company number 52-003323-4.

2.1.2.	“A Quarter” — A consecutive three-month period ending on the dates March 31, June 30, September 30 or December 31 of any year.

2.1.3.	“Our Account” — Account No. [***] in the name of Gazit-Globe Ltd. at the Main Tel Aviv branch (branch no. 10) of the Bank, and all the accounts associated with this Account, including all funds, securities, deposits, etc., such as these might be from time to time and at any time, according to the records of the Bank and its determination with regard to this matter — in this Account, and including all account numbers that may replace it with other and/or alternative and/or different numbers, from time to time.

2.1.4.	“Financial Statements of the Company”— The quarterly and annual financial statements as published by the Company in accordance with the requirements of the Securities Law, 1968 and the regulations promulgated thereunder; the annual financial statements will be audited, and the quarterly financial statements reviewed, by an external auditor.

2.1.5.	“Equity” — The equity of the Company, as presented in the Financial Statements of the Company. Notwithstanding the aforesaid, if and insofar as shareholders’ loans are extended to the Company, they are to be deducted from the Equity for the purpose of this definition in this Deed, unless the rights of the lenders pursuant to the aforesaid shareholders’ loans will be subordinate, as will be approved in advance by the Bank, both from the aspect of the payment rights and also from the aspect of the right to demand immediate repayment.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
2.1.6.	“Balance Sheet on an Expanded Stand-Alone Basis” — The balance sheet of the Company consolidated with the balance sheets of private subsidiaries of the Company, in which the public subsidiaries of the Company are presented on an equity basis, as prepared by the Company on a quarterly and annual basis, in accordance with generally accepted accounting principles in Israel that are applicable in the aforesaid balance sheet, with all necessary adjustments made. It is hereby clarified that the Balance Sheet on an Expanded Stand-Alone Basis is to be prepared by the Company and is to be signed by an officer thereof, and that it is not a report that is audited or reviewed by the Company’s auditors and it is not approved by the Board of Directors of the Company.
2.1.7.	“Control” or “Ownership” — As these terms are defined in the Securities Law, 1968.
3.	The Credit and the Type Thereof
3.1.	Commencing from the date of signature of this Facility Deed, we will be entitled, from time to time until the End of the Utilization Period and subject to the matters referred to in clause 7 below, to receive from the Bank credit, loans and other banking services, each of which will not be later than the End of the Utilization Period (hereinafter, collectively — “the Banking Services” or “the Credit”), as detailed below:
3.1.1.	Shekel loans (hereinafter — “NIS Loans”) and/or loans by means of loans of the “on-call” type (hereinafter — “On-Call Credit”).
3.1.2.	Loans in foreign currency (hereinafter — “FC Loans”).
3.1.3.	Foreign currency credit in the form of a current loan account [CLA] (hereinafter — “CLA FC Credit”).
In order to remove any doubt, it is hereby clarified that the Banking Services do not include the issue of bank guarantees in favor of third parties.

3.2.	Every application by us to be provid any Banking Service will be made in the manner set forth therefor on the relevant document in the Documents of General Terms (as defined below).

3.3.	The date of granting any Banking Service will be at our discretion, provided that, in the case of an amount exceeding USD 10 million (ten million US dollars), our notice regarding this matter will be sent to the Bank at least one business day in advance, according to the procedure and terms specified in the relevant documents in the Documents of General Terms (as defined below) in accordance with the type of Bank Service applied for by us and in the currency relevant thereto.

3.4.	We are aware that the amount of the Credit Facility has been specified by the Bank in US dollars for reasons of convenience and, accordingly, whenever a Banking Service is granted as part of the Banking Services in a currency other than US dollars (hereinafter — “the Parallel Credit”), for the purpose of calculating the total amount actually utilized by us through to that date, out of the total Credit Facility, the amount of the Parallel Credit will be converted into US dollars in the following manner: if the Parallel Credit is in shekels — at the representative exchange rate of the US dollar, and, if the Parallel Credit is in another currency — at a rate equivalent to the fraction whose numerator is the representative exchange rate of the other currency and whose denominator is the representative exchange rate of the US dollar. The amount in US dollars obtained as a result of the aforesaid conversion will be the amount to be deducted by the Bank from the Credit Facility and will be used for calculating the balance remaining at our disposal, up to the Credit Facility ceiling.

3.5.	We will be responsible for ensuring that Banking Services are not used in a manner that may result in the amount of the Credit Facility being exceeded and that the amount of the Credit Facility is not exceeded due to changes in the exchange rates.

3.6.	The Credit Facility will be available for utilization from the date of it being granted through to the End of the Utilization Period, provided that all credit taken by us pursuant to this Deed is repaid not later than the End of the Utilization Period.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
3.7.	We will be entitled to notify the Bank from time to time (by giving written notice) of a reduction in the Credit Facility. Such notice will be irrevocable and it will not be possible to withdraw amounts in excess of the reduced amount of the Credit Facility. The Credit Facility will not be enlarged again without the prior written consent of the Bank. In order to remove any doubt, in the event of our notifying the Bank of a reduction in the Credit Facility as stated: (i) we will not be entitled to the refund of any fee, wholly or partly, paid by us prior to giving notification of the reduction in the Facility, with respect to the Credit Facility, even if the fee was paid in advance for the whole period; and, (ii) any fee paid on an ongoing basis with respect to the Credit Facility will be calculated, effective from the date of the aforementioned notification, on the basis of the reduced amount of the Credit Facility following the aforementioned notification.
4.	Documents of General Terms
4.1.	Without derogating from the provisions of this Facility, each of the Banking Services, according to the type thereof, will be subject to the general terms set forth in the following documents (in this Deed, collectively — “the Documents of General Terms”):
4.1.1.	With regard to Our Account — Our Account will be subject to the provisions of the Deed of General Terms for the Opening of an Account and its Management (hereinafter — “Account Opening Documents”).

4.1.2.	With regard to NIS Loans — NIS Loans will be subject to the provisions of (a) the Application Deed for Receiving an Unlinked Shekel Loan, in accordance with the terms set forth in Appendix “A1” attached to this Facility Deed, or (b) the Application Deed for Receiving a CPI-Linked Shekel Loan at Variable Interest, in accordance with the terms set forth in Appendix “A2” attached to this Facility Deed, or (c) the Application Deed for Receiving a CPI-Linked Loan at Fixed Interest, in accordance with the terms set forth in Appendix “A3” attached to this Facility Deed, as the case may be.

4.1.3.	With regard to On-Call Credit — On-Call Credit will be subject to the provisions of the letter of undertaking entitled “Facility Agreement for the Grant of Daily Credit Repayable on Demand/Short-Term Loans — On Call”, in accordance with the terms set forth in Appendix “B” attached to this Facility Deed.

4.1.4.	With regard to FC Loans — FC Loans will be subject to the provisions of the Application Deed for Receiving a FC Loan, in accordance with the terms set forth in Appendix “C” attached to this Facility Deed.

4.1.5.	With regard to CLA FC Credit — CLA FC Credit will be subject to the provisions of the Letter of Undertaking for Receiving a FC Credit Facility, in accordance with the wording to be agreed between ourselves and the Bank.
4.2.	It is hereby clarified that the undertakings included in each one of the Documents of General Terms are in addition to our undertakings in this Facility Deed and nothing stated in any of the Documents of General Terms will be taken as derogating from any rights of the Bank pursuant to this Facility Deed. Nonetheless, it is hereby clarified that the provisions of the Documents of General Terms are subject to the provisions of this Facility Deed with regard to any matter discussed in the context of the Documents of General Terms. In any instance where there is a discrepancy or difference between that prescribed in any of the Documents of General Terms and that prescribed in this Facility Deed, the provisions of this Facility Deed shall prevail. Moreover, insofar as any of the Documents of General Terms include provisions that deal with the matters set forth below, the aforementioned provisions in the above documents will not apply and will have no validity: (i) events triggering immediate repayment (and wherever the Documents of General Terms make reference to situations constituting events triggering immediate repayment of the credit, such reference will be considered as referring to the list of events appearing in clause 8 of this Deed); (ii) warnings prior to triggering of immediate repayment; and (iii) transfer of the Bank’s rights and/or commitments.

4.3.	In any event, the grant of the Banking Services by the Bank will be conditional upon our signing the relevant document of the Documents of General Terms.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
5.	Interest; Repayment of Interest
5.1.	For Banking Services of the following types: FC Loans, NIS Loans, CLA FC Credit, CLA NIS Credit and On-Call Credit, the interest will be at a rate of [***]% per annum above Wholesale Interest (as defined below) (interest on each of the Banking Services referred to above, hereinafter — “Interest on the Credit”).

“Wholesale Interest” is defined as — the interest set by the Bank in accordance with the cost of the Bank’s sources, which serves as the basis for setting interest rates on loans, of the same type and for similar time periods, as the Bank grants to all customers of the Bank.

For short-term FC and NIS loans, the Bank will inform the Company of any change in the Wholesale Interest prior to granting the loan. The Banking Services will bear interest in arrears, each as prescribed in the Documents of General Terms, which were signed in connection therewith.

Subject to everything stated above or below in this Facility Deed, we will be given discretion with regard to the type of loan and the type of interest that we apply for (for example, a loan at fixed interest, a loan at variable interest, etc.) subject to the terms of the Documents of General Terms, with it being clear that different Wholesale Interest will apply to each of the aforementioned types of loan, as is the Bank’s normal practice.

5.2.	For Banking Services of the following types: NIS Loans and FC Loans, the repayment of the interest will be made in one payment that will take place on the date that the principal is repaid, or at the end of a period of 3 (three) months from the date of granting the relevant loan, whichever is the earlier of the two.

For the rest of the Banking Services, the repayment of the interest will take place in accordance with the provisions of the Documents of General Terms, which were signed in connection therewith.
6.	Collateral

As continuous collateral for the full and exact settlement of all amounts due and/or falling due to the Bank, in order to remove any doubt, including, and without derogating from the generality of the aforesaid, fees and expenses, with respect to the Banking Services described in this Facility Deed and/or provided or to be provided pursuant to this Facility Deed and/or pursuant to any document from the Documents of General Terms (in this deed — “the Secured Amounts”), the following will serve as collateral, to the full satisfaction of the Bank (hereinafter, all collateral documents signed or to be signed in connection with the Banking Services, including, but without derogating from the generality of the aforesaid, the documents listed below — “the Collateral Documents”):
6.1.	A first-ranking fixed charge and an assignment by way of pledge, and also, if relevant, a floating charge, in an unlimited amount, on the shares of Citycon Oyj. (hereinafter — “Citycon”), whose shares are listed on the Helsinki Stock Exchange in Finland (hereinafter — “the Pledged Shares”), which are currently deposited and which will be deposited, if such be the case, from time to time, in the Securities Account (as defined below); and all the rights with respect thereto, including, and without derogating from the generality of the aforesaid, all the dividends with respect to the Pledged Shares. The pledge will be in accordance with and subject to Israeli law and will be registered in accordance with Finnish law, as well as with the Registrar of Companies in Israel. With regard to the aforesaid pledge, the following, inter alia, will apply: A first-ranking fixed charge and an assignment by way of pledge, and also, if relevant, a floating charge, in an unlimited amount, on all the rights relating to Our Account and all the assets deposited therein and the balances thereon standing to our credit from time to time and on all the rights relating to account number [***] kept in the name of the Bank and held by Danske Bank A\S through Sampo Bank Plc (hereinafter — “the Securities Account”) and/or bank account number [***] held by Danske Bank A\S at Sampo Bank Plc in relation to the Securities Account or any other account in lieu of the Securities Account or in lieu of the aforementioned account held in connection to the Securities Account. The Company hereby declares and confirms that, as of the date of signing this Facility Deed, 105,791,279 (one hundred and five million, seven hundred and ninety one thousand, two hundred and seventy nine) shares of Citycon are deposited in the Securities Account.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
6.2.	The above collateral is of a continuous nature and will remain in effect until the full and final repayment of all the Secured Amounts (including, and without derogating from the generality of the aforesaid, in the event of the cancellation of the credit facility for any reason whatsoever, whether by the Bank or by ourselves, provided that all the Secured Amounts are repaid).

6.3.	Notwithstanding the matters referred to above and below, the Bank will from time to time, at our request, permit the release of part of the Pledged Shares provided that, following the aforementioned release, the ratio between the Above Amounts and the market value of the Pledged Shares (as defined in clause 10.2 below) remaining in the Securities Account after the aforementioned release does not exceed [***], and subject to the further condition that the Pledged Shares remaining in the Securities Account, as referred to above, constitute at least [***]% of the issued and paid-up share capital of Citycon and that that we have not committed any breach (as defined in clause 6.4 below) vis-à-vis the Bank.

The “Above Amounts” mean all amounts due to the Bank; in order to remove any doubt, it is clarified that these amounts include, without derogating from the generality of the aforesaid, fees and expenses with respect to the Banking Services described in this Facility Deed and/or provided pursuant to this Facility Deed and/or pursuant to any document from the Documents of General Terms (in order to remove any doubt, it is clarified that the Above Amounts do not include those amounts that we are entitled to draw on pursuant to the Credit Facility and which, at that time, have not yet been utilized).

6.4.	So long as the ratio between the Above Amounts and the market value of the Pledged Shares (as defined in clause 10.2 below) does not exceed [***] and so long as no event has occurred that constitutes a “breach event”, as defined in this Facility Deed, or an event that, with the passage of time or subsequent to giving a notice or warning, will constitute an event that permits the Bank, pursuant to the provisions of this Facility Deed, as referred to above, to demand immediate repayment of any Banking Service (hereinafter in this Deed, any breach event or other type of event as described — “Breach”), we will be entitled to receive the dividends with respect to the Pledged Shares.

6.5.	Nothing stated in this Facility Deed will be considered as derogating from additional provisions concerning the collateral included in any of the Collateral Documents, except insofar as it pertains to the contents of clause 4.2 above.

Furthermore, in order to remove any doubt, in any instance where the Bank shall demand immediate repayment of the Above Amounts, wholly or partly, as stated in clause 10 below, the Bank shall be permitted to make a set-off against the incoming funds in any of Our Accounts and/or to dispose of the Pledged Shares, wholly or partly — at the sole discretion of the Bank, and subject to giving 3 business days’ advance notice (hereinafter — “the Notice Period”). Notwithstanding the aforesaid, it is agreed that in any instance where the Bank believes that the aforesaid advance notice might significantly endanger its rights and/or its ability to obtain repayment from us, the Notice Period may be shortened or canceled, at the sole discretion of the Bank and provided that the Bank will in any case notify us of the set-off or disposal, as the case may be, immediately after having done so.
7.	Preconditions

Without derogating from or prejudicing the other rights of the Bank pursuant to this Facility Deed and/or pursuant to any of the Documents of General Terms, we hereby confirm that we are aware that the grant of the Credit Facility and the Banking Services, or any of these, to us, is subject to the prior fulfillment of the following, cumulative conditions to the full satisfaction of the Bank:
7.1.	The absence of any legal prohibition.

7.2.	The non-occurrence of a Breach.

7.3.	Compliance with all the Company’s undertakings toward the Bank, including the undertakings included in this Deed and in the Collateral Documents, and especially the financial covenants detailed in this Facility Deed.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
7.4.	Providing the Bank with Board of Directors’ minutes regarding the receipt of the Credit Facility and regarding the provision to the Bank of the collateral and the undertakings in relation thereto, as the case may be, or the confirmation of the Company’s Board of Directors, pursuant to Section 282 of the Companies Law, 1999, addressed to the Bank and signed by the Chairman of the Board of Directors or his deputy, that such a resolution has been legally passed, and, in each case, that they are accompanied by the certification of the Company’s lawyer.

7.5.	Provision of the collateral set forth in clause 6 above, and all the documents that have to be delivered in accordance with the Collateral Documents, including, and without derogating from the generality of the aforesaid, the provision of a lawyer’s opinion, as shall be required by the Bank as part of the process of creating collateral to the full satisfaction of the Bank. Without derogating from our obligation to pay fees as detailed in clause 9 below, we will bear all the costs involved in creating the aforesaid collateral, and in obtaining the aforesaid opinion.

7.6.	Our signature on all the relevant documents from the Documents of General Terms and their delivery to the Bank.

7.7.	Payment of the fees detailed in clause 9 below, according to the dates set forth therein.

7.8.	Whenever any of the Banking Services included in the Credit Facility is granted (hereinafter — “the Latest Grant of the Above Amount”), the ratio between the Above Amounts (including the Latest Grant of the Above Amount), and the market value of the Pledged Shares (as defined in clause 10.2 below) is not to exceed [***].

7.9.	At the time of signing this Facility Deed, the ratio between the Above Amounts and the market value of the Pledged Shares (as defined in clause 10.2 below) is not to exceed [***].

For its part, the Bank will do its utmost to inform us as soon as possible if one or more of the conditions listed above have not been fulfilled to its satisfaction.
8.	Additional Undertakings

We undertake:
8.1.	If a Breach occurs, and so long as the Breach continues, or if a payment, as referred to below, is such as to cause a Breach: (a) not to make a payment, in any manner whatsoever, on account of or with respect to a loan or other monies transferred to us by the shareholders; and also (b) not to make a payment as a loan and/or credit granted by us to the shareholders; this will always apply (in each of the two instances above). Likewise, we undertake to provide the Bank from time to time, at its request, with details concerning payments as referred to above in sub-clauses (a) and (b).

8.2.	To keep full and proper accounting records in accordance with the law, and to permit the Bank, at any time, to view these records and to check them.
9.	Fees

We will pay the Bank the following fees:
9.1.	An up-front fee of [***]% per annum of the total Credit Facility. This fee will be collected in advance on the date of signing this Facility Deed with respect to the entire Credit Period. The payment is final and absolute, and will not be refundable under any circumstances whatsoever, including, and without derogating from the generality of the aforesaid, non-utilization of the Credit Facility, wholly or partly, or the cancellation at any time of the Credit Facility, except in the event of the Credit Facility being canceled or reduced at the request of the Bank, as a result of regulatory restrictions applicable thereto (and in the aforesaid instance, a proportionate part of the up-front fee will be refunded, in accordance with the remaining period and the relative percentage by which the Facility has been reduced). As of the date of our signing this Facility Deed and as we have agreed with you, we have paid you USD [***] ([***] US dollars) with respect to the up-front fee for three years, in relation to a Credit Facility totaling USD 125 million that was granted to us with effect from March 25, 2009. Accordingly, as we agreed with you in advance, you will be paid an up-front fee of USD [***] ([***] US dollars) with respect to the difference between the Credit Facility of USD 147 million and the Credit Facility of USD 125 million for a

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
period of 653 (six hundred and fifty three) days; as well as an up-front commission of USD [***] ([***] US dollars) with respect to the Credit Facility of USD 147 million for a period of 427 (four hundred and twenty seven) days (i.e., through April 30, 2013).
9.2.	A non-utilization fee at a rate of [***]% per annum on the amount of the unutilized balance of the Credit Facility. This fee will be collected at the end of each calendar quarter that passes (and with regard to a part of a quarter, an appropriate proportion of the amount of the aforementioned non-utilization fee will be paid).

The calculation of the fee will be performed as follows: the Bank will check the unutilized balance of the Credit Facility on a daily basis and at the end of each quarter will calculate the non-utilization fee.

9.3.	A documents drawing-up fee at the rate of USD [***] ([***] US dollars), which will be collected on the date of our signing this Facility Deed.

9.4.	Professional fees and the reimbursement of expenses to the external lawyers of the Bank, in accordance with our agreement with them, as existing from time to time.

9.5.	A securities handling fee and a Securities Account handling fee, in accordance with the debits made to the Securities Account.

9.6.	In the event of a handling fee being paid for receiving a dividend with respect to the Pledged Shares, the fee to be paid by us will be the lower of either: (a) [***]% of the total dividend received; or (b) NIS [***].

9.7.	All registration fees and similar expenses that have to be paid with regard to any of the Facility Agreement Documents and any of the Collateral Documents, including, and without derogating from the generality of the aforesaid, for the purpose of their being registered with any registrar, as well as fees and additional expenses as agreed and/or to be agreed between ourselves and the Bank in writing.
We hereby confirm and instruct the Bank to charge Our Account with the above fees on the relevant dates.

10.	Immediate Repayment of the Above Amounts

Upon the occurrence of one of the events referred to below (in this Deed, each of the events referred to below will be referred to as — “a Breach”), the Bank will be entitled to demand immediate repayment of the Above Amounts, wholly or partly, and to cancel the Credit Facility. In such a situation, we undertake to pay the Bank all the Above Amounts and the Bank is entitled to charge us all the Above Amounts and to take whatever measures it deems appropriate to collect them and, in particular, to realize the collateral (wholly or partly) provided to it or provided to secure the Secured Amounts (including the Above Amounts), in any legally permitted manner, at our expense:
10.1.	If we breach any of the undertakings pursuant to this Deed or any of our material undertakings pursuant to the Account Opening Documents and/or any of our material undertakings pursuant to the Documents of General Terms detailed in clauses 4.1.2 through 4.1.5 (inclusive) and/or any of our undertakings pursuant to any of the Collateral Documents, and the aforesaid Breach, to the extent that it can be rectified, is not rectified within 10 (ten) days of the date of receiving written notice from the Bank regarding this, or, if it is revealed that any of the declarations made in this Facility Deed and/or in any of the Documents of General Terms and/or in any of the Collateral Documents and/or in any other declaration made and/or to be made to the Bank by ourselves is incorrect or is inaccurate to the extent of being material in the opinion of the Bank;

10.2.	If the ratio between the Above Amounts and the market value of the Pledged Shares (as defined below) is greater than 0.7, unless the Company takes measures within 5 (five) business days to reduce the aforesaid ratio (including by repaying part of the Above Amounts and/or by depositing additional Pledged Shares in the Securities Accounts), thereby causing the aforesaid ratio to fall below 0.6. In the event of the ratio rising above 0.8, the time allowed for rectifying such an event will be one business day only;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
It is hereby clarified that if, during the rectification period prescribed in the first paragraph of this clause 8.2 above, the above ratio rises above 0.8, then the amount of time for rectifying the event will be immediately shortened to one business day only;
“The market value of the Pledged Shares” is defined as — the quantity of the Pledged Shares multiplied by the accounting average (on a 50%-50% basis) of: (a) the stock exchange value of the Pledged Share, and (b) the net value of a pledged share, based on the accounting records of Citycon, which will be calculated as follows: Citycon’s equity (excluding minority interests) according to Citycon’s financial statements (either the annual or the quarterly statements, as the case may be) (prepared in conformity with IFRS principles), divided by the quantity of Citycon’s issued and paid-up shares (excluding those Citycon shares that are owned by Citycon or owned by a company which is wholly owned by Citycon );

“The stock exchange value of the Pledged Share” is defined as — the average of the closing price of a Citycon share on the Helsinki Stock Exchange on the three trading days preceding the examination date;

The examination of the stock exchange value of the Pledged Share may be carried out by the Bank at any time and from time to time; the examination of the net value of Citycon’s shares, based on the accounting records of Citycon, will be carried out once a quarter, following the publication of Citycon’s Financial Statements, and this value will be applied for the purpose of examining the market value of the Pledged Shares at any time and from time to time during the quarter, through to the publication of the next Financial Statements (the quarterly or the annual statements, as the case may be);

Notwithstanding the aforesaid: (a) should Citycon have committed any breach pursuant to any agreement with any financial institution, whereby the aforesaid financial institution is entitled to demand immediate repayment of the credit that it granted to Citycon, and so long as the breach continues; or (b) should liquidation and/or receivership petitions be filed against Citycon (where no order has yet been granted with respect thereto), which, were they to be filed against us, would fall within the causes for triggering immediate repayment of the credit, as referred to in clauses 10.5 or 10.6 below, and so long as the aforesaid petitions are still pending, then, in both the above instances: (1) the market value of the Pledged Shares will be calculated solely according to the stock exchange value of the Pledged Share; and also (2) clause 7.8 will be so read that the number 0.6 that appears therein will be replaced by the number 0.5, and this clause 10.2 will be so read that the number 0.7 that appears herein will be replaced by the number 0.6, the number 0.6 that appears herein will be replaced by the number 0.5 and the number 0.8 that appears herein will be replaced by the number 0.7;

10.3.	If the ratio between (a) the quantity of the Pledged Shares multiplied by the stock exchange value of the Pledged Share, and (b) the Above Amounts will be less than 1.1, and provided that the aforementioned event is not rectified within two business days of the date on which it materialized, by means of our providing the Bank with additional collateral to the Bank’s full satisfaction and/or by means of our repaying such amount of the credit that the above ratio will no longer be below 1.1;

10.4.	If we take a decision with regard to restructuring and it is not intended that the Company shall remain the surviving entity following the aforesaid restructuring;

“Restructuring” is defined as — a merger or split off (in accordance with the meaning given to these terms in Part E2 of the Income Tax Ordinance (Revised Version), or in the Companies Law, 1999 or in any statutory provision that subsequently replaces either of these), as well as the transfer of assets in exchange for shares, all as stated in Part E2 above or otherwise;

10.5.	If we make, or Citycon makes, a determination to go into voluntary liquidation and/or a liquidation petition is filed against us and/or a liquidation order is granted against us or against Citycon; and if a temporary, permanent or other liquidator or a special administrator or a trustee is appointed for us or for Citycon; and/or if a stay of proceedings petition is filed with regard to us and against us and/or an order to stay the aforesaid proceedings is granted against us or against Citycon; and/or if discussions are taking place for the purpose of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
arriving at an arrangement or a compromise proposal between ourselves and our creditors and/or if an arrangement or compromise proposal is ratified between Citycon and its creditors;
Notwithstanding the aforesaid, if a petition as referred to above is filed by a third party and no order has yet been granted in the matter, the Bank will not be entitled to demand the immediate repayment of the the Above Amounts, wholly or partly, or to act in the manner described at the beginning of this clause 10, except after the expiry of 30 (thirty) days from the date of filing the petition and on condition that the amount is such that, in the opinion of the Bank, it could endanger our existence as a company and/or the repayment of the Secured Amounts;

10.6.	If a receivership petition is filed over a property in a cumulative amount in excess of USD 30 million (thirty million US dollars) or a receivership order is granted in such cumulative amount against us or against Citycon and/or if a permanent and/or a temporary and/or some other receiver is appointed over a property in such cumulative amount belonging to us or to Citycon and/or if a receivership petition is filed against us and/or if a receivership order is granted against us or against Citycon and/or if a permanent and/or a temporary and/or some other receiver is appointed over any part of the collateral provided and to be provided to secure the repayment of the Secured Amounts;

Notwithstanding the aforesaid, in the case of petitions for which orders have not yet been granted, the Bank will not be entitled to take action pursuant to this clause except after 30 (thirty) days from the date of filing the petition(s), and in the case of a petition pertaining to our property (which is not part of the collateral provided and to be provided to secure the repayment of the Secured Amounts), on condition that the amount is such that, in the opinion of the Bank, it could endanger our existence as a company and/or the repayment of the Secured Amounts;

10.7.	(a) If an attachment is imposed or a judicial order granted (including by the execution office), ordering the performance of a similar execution measure or some other form of collection proceeding on our property in a cumulative amount in excess of USD 30 million (thirty million US dollars), and/or if a petition is filed against us for the imposition of an attachment in the aforesaid amount; or (b) if an attachment is imposed or a judicial order granted, as referred to above, or a petition for the imposition of an attachment is filed against a part of the collateral provided or to be provided to secure the repayment of the Secured Amounts;

Notwithstanding the aforesaid, in the case of petitions for the imposition of an attachment for which orders have not yet been granted — the Bank will not be entitled to take action pursuant to this cause except after 30 (thirty) days from the date of filing the petition(s), on condition that the amount is such that, in the opinion of the Bank, it could endanger our existence as a company and/or the repayment of the Secured Amounts;

10.8.	If we ceased to repay our debts and/or to conduct our business;

10.9.	If we should cease operating our business or a significant part thereof for a period of 30 (thirty) consecutive days or more;

10.10.	If any payment of the Above Amounts becomes overdue and is in arrears for longer than 7 (seven) business days, unless the delay in making the aforesaid payment is due to a strike at the Bank, rendering it impossible to make the payment;

10.11.	If we are required to make an immediate repayment of debts and liabilities that are owed or will be owed to creditors that are debenture holders and/or other financial institutions, and these amount to USD 40 million (forty million US dollars) or more, unless we object to the aforesaid demand in good faith and based on reasonable explanations and by means of the required legal proceedings. In such an event, we will immediately provide the Bank with a copy of all the relevant documents;

10.12.	If the Equity of the Company (excluding minority interests), according to the consolidated Financial Statements (annual or quarterly, as the case may be) of the Company (drawn up in accordance with IFRS principles) is less than NIS 3.5 billion (three and an half billion new Israeli shekels);

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
10.13.	If the average quarterly EPRA Direct Result for any two consecutive quarters is less than NIS 60 million. For the purposes of this Facility Deed, EPRA Direct Result means the “Direct Result” (which is also sometimes referred to as “FFO”), as calculated by the Company in accordance with the rules of the European Public Real Estate Association (“EPRA”) and which appears in the Directors’ Report of the Company, or, should this data not appear in the Directors’ Report of the Company, as calculated by the Company’s President or its CFO and provided to the Bank with the signed certification of one of the aforesaid.

10.14.	If the ratio between (a) the net financial debt of the Company and (b) the total assets of the Company is greater than 75% (with all the aforementioned parameters being based on the consolidated Financial Statements of the Company);

“The net financial debt” is defined as: all the interest-bearing debts to financial institutions, trade payables and other payables, net of cash and cash equivalents; and “the total assets” are defined as: the total assets, net of cash and cash equivalents;

10.15.	If the Company’s leverage rate, as presented in the Financial Statements of the Company on an Expanded Stand-Alone Basis, is greater than 77.5%.

“The leverage rate” is defined as: the ratio between (a) the net debt of the Company according to the Balance Sheet on an Expanded Stand-Alone Basis and (b) the amount of (i) the Company’s listed holdings and (ii) the value of the Company’s unlisted holdings, both being included at their value as shown in the Balance Sheet of the consolidated Financial Statements;

10.16.	If the ratio between (a) the equity of Citycon (including equity loans as defined in Finnish law, but excluding the minority interest and net of (or with the addition of, as the case may be) the fair value of derivative interest agreements included in equity, as prescribed by IAS 39 and the tax effect with respect thereto) (hereinafter — “Citycon’s Equity”); and (b) the total assets of Citycon (all according to the consolidated Financial Statements (annual or quarterly, as the case may be) of Citycon (drawn up in accordance with IFRS principles)), is less than 30%;

“The total assets of Citycon” are defined as: Citycon’s Equity, with the addition of all that company’s liabilities, net of advances received and net of the minority interest;

10.17.	If, as of any date (hereinafter — “the Relevant Date”), the ratio between (a) the EBITDA of Citycon; and (b) the finance expenses, net (all according to the consolidated Financial Statements (annual or quarterly, as the case may be) of Citycon (drawn up in accordance with IFRS principles)), is less than 1.6;

“The EBITDA of Citycon” is defined as: Citycon’s earnings, before writedowns (including impairment losses on assets and goodwill), depreciation expenses, finance expenses and tax expenses (both current taxes and also changes in deferred taxes), and without taking into account the profits of associates, minority interests and non-recurring non-cash expenses or income (such as gains or losses from changes in the fair value of assets and investments, from the disposal of assets and/or investments, expenses arising from share-based payments in accordance with IFRS 2, and gains or losses from changes in the fair value of financial instruments (including derivatives) that are not included in finance expenses, net) and provisions, for the four successive quarters that preceded the Relevant Date;

“Finance expenses, net, of Citycon” are defined as: the finance expenses of Citycon with respect to its financial liabilities, net of the finance income of Citycon (finance expenses will not include gains or losses on foreign currency transactions, gains or losses from changes in the fair value of financial instruments (including derivatives), expenses or income with respect to associates and other non-cash expenses), for the four successive quarters that preceded the Relevant Date (for this purpose, “finance income” means the interest receivable by Citycon, as well as other financial income, but excluding Citycon’s share in the profits of associates).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
10.18.	If we breach an undertaking to provide the Bank with balance sheets, Financial Statements, accounting records and other reference material with regard to the state of our business, in accordance with the contents of clause 12 below, and the aforesaid Breach is not rectified by us within 14 (fourteen) business days from the date of receiving written notice from the Bank regarding the foregoing;

10.19.	If one of the following events occurs:
10.19.1.	Mr. Chaim Katzman (ID No. 30593859) ceases to be a controlling shareholder of Gazit Inc. by virtue of his holdings therein, and Mr. Dori Segal (ID No. 57493504) is no longer a controlling shareholder of Gazit Inc. by virtue of his holdings therein; and also/or

10.19.2.	Any other person, other than Mr. Chaim Katzman or Mr. Dori Segal, becomes a controlling shareholder of Gazit Inc. or of us; and also/or

10.19.3.	Gazit Inc. ceases to be (directly or indirectly) our sole controlling shareholder;
10.20.	If this Deed, wholly or partly, and/or the Collateral Documents and/or the collateral provided or to be provided to secure the Secured Amounts cease to be legally valid and/or cease to have binding force;

10.21.	If a Breach of any of the Collateral Documents occurs;

10.22.	If trade in our shares or in the shares of Citycon has been discontinued for a period longer than 3 (three) consecutive trading days (during which other trading has been conducted on the relevant stock exchange);

10.23.	If any of our undertakings in favor of the Bank becomes unenforceable and/or is deemed to be unlawful and/or to be invalid;

10.24.	If we cease to be the controlling shareholders of Citycon under Finnish law, with reference to the Pledged Shares, with this being by way of a “Negative Control Block” (or by any other means under Finnish Law).

Notwithstanding the aforesaid, should the Bank believe that, in its professional opinion, the waiting periods referred to above (inasmuch as these are detailed) are of such a length as to significantly endanger its rights and/or its ability to obtain repayment from us, then the Bank will be entitled to shorten the above waiting periods, provided that the Bank notifies us of this in writing prior to making a demand for immediate repayment.
11.	Right of Transfer; Disclosure of Information
11.1.	At any time the Bank is entitled, at its sole discretion and without having to obtain our consent thereto, to transfer the whole or a proportional part of its rights and obligations in connection with the Banking Services and pursuant to this Deed and the Collateral Documents (hereinafter — “the Above Rights and Obligations”) to any of the banks detailed below: Bank Hapoalim Ltd., Bank Leumi Le-Israel Ltd., First International Bank of Israel Ltd., Mizrahi-Tefahot Bank Ltd., Mercantile Discount Bank Ltd., Union Bank of Israel Ltd., HSBC Holdings Plc or any of its subsidiaries, Barclays Plc or any of its subsidiaries, Credit Suisse Group or any of its subsidiaries and UniCredit Group SPA or any of its subsidiaries (hereinafter — “the Transferee”), subject to the provisions of this clause below, and also on condition that the Transferee takes upon itself all the rights and obligations of the Bank, as described in this Deed. We undertake to cooperate, insofar as this is required for the purpose of transferring the Above Rights, including signing any customary document that is required for this purpose, provided that this undertaking of the Company will not be interpreted as being its consent to bear any additional cost and/or obligation or liability.

“Transfer” is defined as — the sale and/or assignment of the Above Rights, in their entirety or in part, directly and also by means of selling participations in the Above Rights and by any other means that the Bank deems fitting. The Transfer will be made to one Transferee or to several Transferees, at one time or from time to time.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
11.2.	The Bank will not be entitled to transfer any information concerning us to any third party. Notwithstanding the aforesaid, the Bank will be entitled, at any time, to disclose information (as defined below) in connection with the transfer of the Above Rights to any corporation that meets the definition of a “Transferee”, as referred to in clause 11.1 above, with whom the Bank is or might be conducting negotiations for the purpose of transferring the Above Rights to it (hereinafter — “Potential Contact”). Likewise, the Bank will be entitled to disclose information to consultants working on its behalf and/or on behalf of a Potential Contact (hereinafter — “Consultants”). The disclosure of information, whether to a Potential Contact or to Consultants, as referred to above, will be done subject to having the Potential Contact and/or the Consultants sign a Non-Disclosure Agreement, in the wording attached as Appendix D to this Deed.

“Information” is defined as — any information currently available to the Bank and/or that will become available to the Bank in the future, which, in the Bank’s judgment, is necessary or desirable to transfer to a Potential Contact, but solely in connection with the transfer of the Above Rights and Obligations, including, and without derogating from the generality of the aforesaid, information regarding the credit granted to us pursuant solely to this Facility Deed, and information about the pledges and collateral provided and/or to be provided solely to secure the aforesaid. If, at any future date, we cease to be a public company, this definition will also include general information about us.

11.3.	We will not be entitled to transfer to another any right or obligation in relation to the credit and/or this Facility Deed, without first receiving the Bank’s written consent.
12.	Provision of Balance Sheets, Periodic Financial Statements and Additional Documents
12.1.	The Company will deliver to the Bank the Financial Statements of the Company by, and not later than, 60 (sixty) days from the end of a calendar quarter and/or 90 days from the end of a calendar year, as the case may be. If the Company publishes additional consolidated or other Financial Statements in Israel or overseas, whether these are audited or unaudited, the Company will deliver copies of these to the Bank as soon as possible after their publication.

12.2.	We hereby undertake to provide the Bank with our quarterly Balance Sheet on an Expanded Stand-Alone Basis prepared by us (which is neither audited or reviewed by the auditors, nor is it approved by our Board of Directors), by, and not later than, May 31, August 31 and November 30 of every calendar year, with it being signed by one of our officers.

12.3.	Likewise, we undertake to provide the Bank with our annual Balance Sheet on an Expanded Stand-Alone Basis prepared by us (which is neither audited or reviewed by the auditors, nor is it approved by our Board of Directors), by, and not later than, March 31 of every calendar year, with it being signed by one of our officers. At the request of the Bank from time to time, its representative will be permitted to view during the Bank’s normal working hours any balance sheet, Financial Statements, accounting records, ledger card or ledger, tape, books, reference material and other customary documents, as well as any information relating to our situation and/or our business position; it is hereby clarified that the passing of information to the Bank is subject to the obligation to safeguard the confidentiality of such information, as covered by the law.

12.4.	We undertake to provide the Bank, within 90 (ninety) days of the end of every calendar year, with the audited consolidated Financial Statements of Citycon, and, within 60 (sixty) days of the end of every quarter, the reviewed consolidated Financial Statements of Citycon. If Citycon publishes additional consolidated or other Financial Statements in Israel or overseas, whether these are audited or unaudited, the Company will deliver copies of these to the Bank as soon as possible after their publication.

12.5.	We undertake to provide the Bank, together with the Financial Statements (quarterly and annual) of Citycon, details of compliance with the financial ratios specified in clauses 10.16 and 10.17 above, calculated by our President or CFO.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
12.6.	We undertake to take all measures and to sign and deliver any document that is reasonably required by the Bank, in order to give full validity to the collateral included in the Collateral Documents and in order to enable the realization of the collateral under the terms prescribed therefor in the aforesaid documents and pursuant to the law, and also in order to execute and implement in good faith the undertakings pursuant to the Facility Agreement and the Collateral Documents and to conduct the transactions that are to be performed and to complete them in accordance with the aforesaid documents.
13.	Substantive Law and Venue
13.1.	This Facility Deed and each of the Documents of General Terms are to be interpreted pursuant to and in accordance with the laws of the State of Israel.
13.2.	The designated venue for the purpose of this Facility Deed and each of the Documents of General Terms is hereby determined as being the authorized court in Tel-Aviv-Jaffa.
14.	General
14.1.	Any matter that is governed by both this Facility Deed and also by the General Terms for the Opening of an Account will be subject only to the provisions of the Facility Deed; in any instance of discrepancy between the provisions in the General Terms for the Opening of an Account and any of the terms of this Facility Deed, the provisions of this Facility Deed shall prevail.

14.2.	In order to remove any doubt, it is hereby clarified that, in light of our request and our agreement to revise various conditions that were prescribed in the “Credit Facility Deed” signed between the parties on January 11, 2007, as revised in the letter of consent from December 8, 2008 and as revised and expressed anew on March 1, 2009 (hereinafter — “the Prior Documents”), it is hereby agreed between ourselves and the Bank that this Facility Deed reflects all the aforementioned revisions and accords to the Prior Documents and, accordingly, this Facility Deed replaces and cancels the Prior Documents and stands in their stead.

14.3.	Any alteration or revision to the terms of this Facility Deed or to the terms of the Documents of General Terms or to the terms of the Collateral Documents (including a reduction or cancellation of the Credit Facility or a change in any of its terms) will be subject to the written consent of both parties to the Deed, and any provision in the Documents of General Terms stating that they may be altered in any other manner will not apply to the Credit pursuant to this Deed. Notwithstanding the aforesaid, a change in the fees generally applicable to customers of the Bank (but not those specified in this Deed) will not require our consent, to the extent that it is published or notified by the Bank.
Signed by us to attest to the above:
     /s/ Gadi Cunia /s/ Varda Zuntz
Gazit-Globe Ltd.

Name:	Gadi Cunia	Position:	Chief Financial Officer

Name:	Varda Zuntz	Position:	Company Secretary

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
Certification of Lawyer
I, the undersigned, Eran Ballan, Adv., being the lawyer for Gazit-Globe Ltd. (hereinafter — “the Company”) do hereby certify that the above document has been signed for the Company by Messrs. Gadi Cunia ID No. 024673261 and Varda Zuntz ID No. 052132115 who are officers of the Company, as prescribed in Section 39 of the Companies Law, 1999, this being as legally resolved by the Company and in accordance with the Company’s documents of incorporation — and that the above signatures bind the Company for all intents and purposes.

17/5/2010	/s/ Eran Ballan, Adv.

Date	Lawyer’s signature and stamp
===================================================================
We hereby certify our agreement to the aforesaid
Israel Discount Bank Ltd.

Date	,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
August 9, 2010
To:
Israel Discount Bank Ltd.
Amendment Deed Number 1 to Credit Facility Deed Dated May 17, 2010
(hereinafter — “the Amendment Deed”)
Drawn-up and signed in Tel-Aviv on the 9th day of the month of August, 2010

Between:	Israel Discount Bank Ltd. (hereinafter — “the Bank”)	The First Party

And:	Gazit-Globe Ltd., Company No. 520033234	The Second Party
(hereinafter — “the Company”)

Whereas:	On May 17, 2010, the Parties entered into a Credit Facility Deed with regard to the Company’s receipt of Credit from the Bank (hereinafter —the “Facility Deed”);

And Whereas:	The Company has requested to enlarge the size of the Credit Facility specified in the Facility Deed from USD 147 million to USD 200 million;

And Whereas:	The Bank has responded to the Company’s request to enlarge the size of the Credit Facility, as set forth in this Amendment Deed, subject to the terms and provisions set forth below in this Amendment Deed’
Accordingly, it is hereby agreed and declared that the original Facility Deed will be amended as follows:
15.	The prelude to this Deed is an integral part thereof.
16.	Terms that are defined in the Facility Deed and that have not been expressly defined in this Amendment Deed, are to be interpreted, for the purposes of this Amendment Deed, in accordance with their definitions in the Facility Deed.
17.	Amendment of the Facility Deed
17.1.	In the prelude to the Facility Deed, in the first “Whereas” clause, the words “USD 147 million (one hundred and forty seven million US dollars)” are to be deleted and they are to be replaced by the words “USD 200 million (two hundred million US dollars)”.

17.2.	In the first paragraph of clause 5.1, the words “at a rate of [***]% per annum” are to be deleted and they are to be replaced by the words “at a rate of [***]% per annum”.
18.	Preconditions

The validity of this Amendment Deed will be subject to the prior fulfillment of the following, cumulative conditions to the full satisfaction of the Bank:
18.1.	Providing the Bank with a Board of Directors’ minute regarding the Company’s entering into this Amendment Deed with the Bank, or the confirmation of the Company’s Board of Directors, pursuant to Section 282 of the Companies Law, 1999, addressed to the Bank and signed by the Chairman of the Board of Directors or his deputy, that all the approvals required for the Company to enter into this Amendment Deed have been received, and, in each case, that they are accompanied by the certification of the Company’s lawyer.

18.2.	Payments of the fees detailed in clause 5 below, according to the dates set forth therein.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
19.	Fees

Without derogating from the provisions of clause 9 of the Facility Deed:
19.1.	The Company is to pay the Bank an up-front fee of [***]% per annum on an amount of USD 53 million (the difference between the revised amount of the Credit Facility, as updated in this Amendment Deed, namely USD 200 million, and the original amount of the Credit Facility, namely USD 147 million, which was approved by the Board of Directors of the Company on March 21, 2010 and was extended to the Company in the Facility Deed, and with respect to which an up-front fee has already been paid by the Company) and this is to be paid for the period from the date of signing this Amendment Deed through to the End of the Utilization Period, namely for a period of 995 days). This fee is to be collected in advance on the date of signing this Amendment Deed with respect to the entire aforementioned period. The payment is final and absolute, and will not be refundable under any circumstances whatsoever, including, and without derogating from the generality of the aforesaid, non-utilization of the Credit Facility, wholly or partly, or the cancellation at any time of the Credit Facility, except in the event of the Credit Facility being canceled or reduced at the request of the Bank, as a result of regulatory restrictions applicable thereto (and in the aforesaid instance, a proportionate part of the up-front fee will be refunded, in accordance with the remaining period and the relative percentage by which the Facility has been reduced).
19.2.	The Company is to pay the Bank an amount of USD [***] ([***] US Dollars), which will be collected on the date of signing this Amendment Deed. The payment is final and absolute, and will not be refundable under any circumstances whatsoever.
20.	The remaining provisions of the Facility Deed, including the provisions of clause 6 of the Facility Deed, are still relevant to the circumstances and will continue to apply without any changes.

21.	This Amendment Deed is to be read as one with the Facility Deed and shall constitute an integral part thereof.
Signed by us to attest to the above:
Date: 9/8/10

[signatures illegible]	/s/ Gadi Cunia /s/ Varda Zuntz

Israel Discount Bank Ltd.	Gazit-Globe Ltd.
I, the undersigned, Adv. Adi Tamir, acting as the lawyer for Gazit-Globe Ltd., company no. 520033234 (hereinafter — “the Company”), do hereby certify to Israel Discount Bank Ltd. (hereinafter — “the Bank”) that the above document has been signed in the name of the Company by Messrs. Gadi Cunia ID No. 024673261 and Varda Zuntz ID No. 052132115 who are officers of the Company, as prescribed in Section 39 of the Companies Law, 1999, this being as legally resolved by the Company and in accordance with the Company’s documents of incorporation — and that the above signatures bind the Company for all intents and purposes.

Date	9/8/2010	Lawyer	/s/ Adi Tamir Adi Tamir, Adv.
License No. 44099